Exhibit 99.1

NEWS RELEASE

Gray Reports Record Operating Results

Atlanta, Georgia – February 27, 2020. . . Gray Television, Inc. (“Gray,” “we,” “us” or “our”) (NYSE: GTN) today announces record results of operations for the fourth quarter ended December 31, 2019.

Highlights and Recent Developments:

●

Record Fourth Quarter Results - Our revenue for the fourth quarter of 2019 was $579 million, increasing $251 million, or 77%, from the fourth quarter of 2018, marking our highest ever quarterly revenue. Our net income for the fourth quarter of 2019 was $94 million. Our Broadcast Cash Flow was $229 million, increasing $57 million, or 33%, from the fourth quarter of 2018, making it our highest ever quarterly Broadcast Cash Flow. Our Adjusted EBITDA for the fourth quarter of 2019 of $215 million significantly exceeded our expectations.

●

Record Annual Results - Our revenue for the full year 2019 was $2.1 billion, increasing $1.0 billion, or 96%, from 2018, marking our highest ever annual revenue. Our net income for 2019 was $179 million. Our Broadcast Cash Flow for the full year 2019 was $729 million, increasing $236 million, or 48%, from 2018, our highest ever annual Broadcast Cash Flow. Our Adjusted EBIDTA in 2019 was $714 million. Our Free Cash Flow for full year 2019 was $273 million, which was 4% higher than in 2018 and 59% higher than 2017, the last “off-year” of the two-year political advertising cycle. On a Combined Historical Basis (as defined herein), our Free Cash Flow for full year 2019 was $358 million, which was 19% higher than our free cash flow in 2017.  Furthermore, our 2019 free cash flow significantly exceeded our previously issued guidance range of between $315 million and $325 million on this adjusted basis.

●

Political Revenue – Our political advertising revenue was $38 million for the fourth quarter of 2019 (on both an As Reported Basis and on a Combined Historical Basis), significantly exceeding our previously issued guidance of $25 million to $26 million and, for full year 2019, our political advertising revenue was $68 million. In 2017, the most recent non election year, and on a Combined Historical Basis, our political advertising revenue was $14 million in the fourth quarter of 2017 and $31 million for the full year 2017. As a result, on a Combined Historical Basis our political advertising revenue for the fourth quarter of 2019 was approximately 171% greater than that of the fourth quarter of 2017, and for the year, it was 119% greater than the full year 2017.

●

Balance Sheet – During the fourth quarter of 2019, we repurchased slightly over one million shares of our common stock on the open market at an average price of $20.86 per share, including commissions, for a total cost of approximately $21 million, under a stock repurchase authorization adopted in November, 2019. During the fourth quarter of 2019, we made voluntary pre-payments totaling $200 million on the term loan outstanding under our senior credit facility, using cash on hand, that reduced the lenders’ total loan commitment for the senior credit facility by an equal amount. As of December 31, 2019, our total leverage ratio, as defined in our senior credit facility, was 4.35 times on a trailing eight-quarter basis after netting our total cash on hand of $212 million and after giving effect to all Transaction Related Expenses (as defined below).

●

Operational Update – We have essentially completed the integration of our operations with that of our 2019 Acquisitions (as defined herein) including our acquisition of Raycom Media, Inc. Our actions have resulted in annualized synergies of at least $85 million.

●

Transaction Related Expenses and Non-Cash Stock-Based Compensation - During our fourth quarter and year to date 2019 and 2018 periods, we incurred incremental expenses (“Transaction Related Expenses”) on an As-Reported Basis that were specific to acquisitions, divestitures, and financing activities, including but not limited to legal and professional fees, severance and incentive compensation and contract termination fees. In addition, we have recorded certain non-cash stock-based compensation expenses. These expenses are summarized as follows (in millions):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Transaction Related Expenses:
Broadcast	$7	$-	$45	$3
Corporate and administrative	-	2	34	8
Total Transaction Related Expenses	$7	$2	$79	$11

Total non-cash stock-based compensation	$6	$2	$16	$7

4370 Peachtree Road, NE, Atlanta, GA 30319 | P 404.504.9828 F 404.261.9607 | www.gray.tv

●	Selected Statement of Operations Data – The following table presents certain operating data for the fourth quarter and year to date 2019 and 2018 periods (in millions, except for per share data):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
As-Reported:
Net income attributable to common stockholders	$81	$88	$127	$211
Net income attributable to common stockholders, diluted, per share	$0.81	$1.00	$1.27	$2.37
Adjusted EBITDA (1)	$215	$161	$714	$465

Excluding Transaction Related Expenses and non-cash stock-based comp:
Net income attributable to common stockholders (1)	$91	$91	$198	$224
Net income attributable to common stockholders, diluted, per share (1)	$0.91	$1.02	$1.98	$2.52

(1) See reconciliation of non-GAAP amounts to net income, included elsewhere herein.

●

Selected Guidance Data - Based on our current forecasts and expectations, which include consistent macroeconomic and industry trends, immaterial stock repurchases and immaterial business acquisitions, we currently anticipate revenue and expenses within the following approximate ranges for the quarter ended March 31, 2020 (“first quarter of 2020”) and for year ended December 31, 2020 as set forth below (in millions):

	Three Months Ended		Year Ended
	March 31, 2020		December 31, 2020
	Low	High	Low	High
	Guidance	Guidance	Guidance	Guidance

Total revenue	$540	$555	$2,375	$2,425
Political Revenue	$35	$40	$250	$275

Operating expenses before depreciation, amortization and gain on disposal of assets, net:	$384	$391	$1,530	$1,545

Free Cash Flow				$500

Subject to the foregoing qualifications and guidance, by year-end 2020, we currently expect that our total leverage ratio will continue to decline to a range of between 3.7 and 3.8 times, on a trailing eight-quarter basis, after netting our total cash, and after giving effect to all Transaction Related Expenses. Actual results are subject to a number of risks and uncertainties and may differ materially from the current expectations.

Combined Historical Basis Information

We define “2019 Acquisitions” as the businesses acquired, and stations divested in connection with the merger with Raycom Media, Inc. (the “Raycom Merger”) completed on January 2, 2019; the acquisition of the assets of WWNY-TV (CBS) and WNYF-CD (FOX) in Watertown, New York (DMA 181) and KEYC-TV (CBS/FOX) in Mankato, Minnesota (DMA 198) from United Communications Corporation (the “United Acquisition”) completed on May 1, 2019; the acquisition of KDLT-TV (NBC), in the Sioux Falls, South Dakota market (DMA 113) from Red River Broadcasting Co., LLC on September 25, 2019; the acquisition of WVIR-TV (NBC) in the Charlottesville, Virginia market (DMA 182) from Waterman Broadcasting Corporation on October 1, 2019; and the divestiture of our legacy stations in the Charlottesville, Virginia market, WCAV-TV (CBS/FOX) and WVAW-LD (ABC), also on October 1, 2019. Including the 2019 Acquisitions, from January 1, 2017 through December 31, 2019, we completed several acquisition and divestiture transactions, including some that had a material impact on our results of operations. In order to provide more meaningful period over period comparisons, we present certain financial information below on a “Combined Historical Basis” or “CHB.” Our Combined Historical Basis presentation reflects financial results that have been compiled by adding Gray’s historical revenue, broadcast expenses and corporate and administrative expenses to the historical revenue, broadcast expenses and corporate and administrative expenses of the net stations acquired in those acquisitions, and subtracting the historical revenues and broadcast expenses of the divested stations as if all stations had been acquired or divested, respectively, on January 1, 2017, the beginning of the earliest period that CHB information is presented herein. For more information on CHB, see “Effects of Acquisitions and Divestitures on Our Results of Operations and Non-GAAP Terms” at the end of this release.

Gray Television, Inc.
Earnings Release for the three-months and year ended December 31, 2019	Page 2 of 21

Selected Operating Data on As-Reported Basis (unaudited):

	Three Months Ended December 31,
	2019	2018	% Change 2019 to 2018	2017	% Change 2019 to 2017
	(dollars in millions)
Revenue (less agency commissions):
Broadcast	$554	$328	69%	$234	137%
Production companies	$25	$-		$-
Total revenue	$579	$328	77%	$234	147%

Political	$38	$83	(54)%	$7	443%

Operating expenses (1)(3):
Broadcast	$339	$160	112%	$151	125%
Production companies	$17	$-		$-
Corporate and administrative	$21	$11	91%	$7	200%

Net income	$94	$88	7%	$166	(43)%

Non-GAAP Cash Flow (2):
Broadcast Cash Flow (3)	$229	$172	33%	$87	163%
Broadcast Cash Flow Less Cash Corporate Expenses (3)	$212	$163	30%	$81	162%
Free Cash Flow	$108	$98	10%	$41	163%

Transaction related expenses included in operating expenses (4):
Broadcast	$7	$-		$1
Production companies	$-	$-		$-
Corporate and administrative	$-	$2		$-

	Year Ended December 31,
	2019	2018	% Change 2019 to 2018	2017	% Change 2019 to 2017
	(dollars in millions)
Revenue (less agency commissions):
Broadcast	$2,035	$1,084	88%	$883	130%
Production companies	$87	$-		$-
Total revenue	$2,122	$1,084	96%	$883	140%

Political	$68	$155	(56)%	$16	325%

Operating expenses (1)(3):
Broadcast	$1,325	$596	122%	$558	137%
Production companies	$74	$-		$-
Corporate and administrative	$104	$41	154%	$32	225%

Net income	$179	$211	(15)%	$262	(32)%

Non-GAAP Cash Flow (2):
Broadcast Cash Flow (3)	$729	$493	48%	$329	122%
Broadcast Cash Flow Less Cash Corporate Expenses (3)	$636	$457	39%	$302	111%
Free Cash Flow	$273	$263	4%	$171	60%

Transaction related expenses included in operating expenses (4):
Broadcast	$45	$3		$3
Production companies	$-	$-		$-
Corporate and administrative	$34	$8		$1

(1)	Excludes depreciation, amortization and (gain) loss on disposal of assets.
(2)	See definition of non-GAAP terms and a reconciliation of the non-GAAP amounts to net income included herein.
(3)

Amounts in 2017 have been reclassified to give effect to the implementation of Accounting Standards Update 2017-07, Compensation – Retirement Benefits (Topic 715) – Improving the Presentation of Net Periodic Pension Cost and Net Postretirement Benefit Cost (“ASU 2017-07”).

(4)

Transaction Related Expenses are incremental expenses incurred specific to acquisitions and divestitures, including but not limited to legal and professional fees, severance and incentive compensation and contract termination fees.

Gray Television, Inc.
Earnings Release for the three-months and year ended December 31, 2019	Page 3 of 21

Results of Operations for the Fourth Quarter of 2019 on an As-Reported basis:

Revenue (Less Agency Commissions).

The table below presents our revenue (less agency commissions) by type for the quarters ended December 31, 2019 and 2018 (dollars in millions):

	Three Months Ended December 31,
	2019		2018		Amount	Percent
		Percent		Percent	Increase	Increase
	Amount	of Total	Amount	of Total	(Decrease)	(Decrease)
Revenue (less agency commissions):
Local (including internet/digital/mobile)	$243	42.0%	$117	35.7%	$126	108%
National	67	11.6%	31	9.5%	36	116%
Political	38	6.6%	83	25.3%	(45)	(54)%
Retransmission consent	195	33.7%	93	28.4%	102	110%
Production companies	25	4.3%	-	0.0%	25
Other	11	1.8%	4	1.1%	7	175%
Total	$579	100.0%	$328	100.0%	$251	77%

Total revenue increased primarily as a result of the 2019 Acquisitions, but political advertising revenue decreased in 2019 due to 2019 being the “off-year” of the two-year election cycle. The 2019 Acquisitions accounted for $314 million of the increase in our total revenue for the fourth quarter of 2019 compared to the fourth quarter of 2018. Excluding the revenue attributable to the 2019 Acquisitions, revenue decreased by $63 million or 19% in the fourth quarter of 2019 as compared to the fourth quarter of 2018 solely as a result of decreased political advertising revenue.

Operating Expenses (before depreciation, amortization and gain or loss on disposal of assets).

Broadcast operating expenses increased $179 million, or 112%, to $339 million for the fourth quarter of 2019 compared to 2018. The 2019 Acquisitions accounted for $174 million of the increase in broadcast operating expenses for the fourth quarter of 2019. The table below presents our operating expenses (before depreciation, amortization and gain or loss on disposal of assets) for the quarters ended December 31, 2019 and 2018, respectively:

	Three Months Ended December 31,
	2019		2018		Amount	Percent
		Percent		Percent	Increase	Increase
	Amount	of Total	Amount	of Total	(Decrease)	(Decrease)
	(dollars in millions)
OPERATING EXPENSES (before depreciation, amortization and (gain) loss on disposal of assets):
Broadcast:
Station expenses	$223	65.8%	$117	73.1%	$106	91%
Retransmission expense	107	31.6%	43	26.9%	64	149%
Transaction Related Expenses	7	2.1%	-	0.0%	7
Non-cash stock-based compensation	2	0.5%	-	0.0%	2
Total broadcast expense	$339	100.0%	$160	100.0%	$179	112%

Production companies expense	$17		$-		$17

Corporate and administrative:
Corporate expenses	$17	81.0%	$7	63.6%	$10	143%
Transaction Related Expenses	-	0.0%	2	18.2%	(2)
Non-cash stock-based compensation	4	19.0%	2	18.2%	2
Total corporate and administrative expense	$21	100.0%	$11	100.0%	$10	91%

Gray Television, Inc.
Earnings Release for the three-months and year ended December 31, 2019	Page 4 of 21

Results of Operations for the Year Ended December 31, 2019 on an As-Reported basis:

Revenue (Less Agency Commissions).

The table below presents our revenue (less agency commissions) by type for the years ended December 31, 2019 and 2018, respectively (dollars in millions):

	Year Ended December 31,
	2019		2018		Amount	Percent
		Percent		Percent	Increase	Increase
	Amount	of Total	Amount	of Total	(Decrease)	(Decrease)
Revenue (less agency commissions):
Local (including internet/digital/mobile)	$898	42.3%	$443	40.9%	$455	103%
National	229	10.8%	114	10.5%	115	101%
Political	68	3.2%	155	14.3%	(87)	(56)%
Retransmission consent	796	37.5%	355	32.7%	441	124%
Production companies	87	4.1%	-	0.0%	87
Other	44	2.1%	17	1.6%	27	159%
Total	$2,122	100.0%	$1,084	100.0%	$1,038	96%

The stations and production companies acquired in the 2019 Acquisitions accounted for $1.1 billion of the increase in our total revenue during 2019. Excluding the revenue attributable to the 2019 Acquisitions, revenue decreased by $95 million due to decreases in political advertising revenue, resulting primarily from 2019 being an “off-year” of the two-year political advertising cycle, partially offset by increases in retransmission consent revenue resulting from increases in rates.

Operating Expenses (before depreciation, amortization and gain or loss on disposal of assets) on an As-Reported Basis.

Broadcast operating expenses increased $729 million, or 122%, to $1.3 billion for 2019 compared to $596 million in 2018. The 2019 Acquisitions accounted $713 million of the increase in broadcast operating expenses in 2019. The table below presents our operating expenses (before depreciation, amortization and gain or loss on disposal of assets) for the years ended December 31, 2019 and 2018, respectively:

	Year Ended December 31,
	2019		2018		Amount	Percent
		Percent		Percent	Increase	Increase
	Amount	of Total	Amount	of Total	(Decrease)	(Decrease)
	(dollars in millions)
OPERATING EXPENSES (before depreciation, amortization and (gain) loss on disposal of assets):
Broadcast:
Station expenses	$855	64.5%	$426	71.5%	$429	101%
Retransmission expense	420	31.7%	165	27.7%	255	155%
Transaction Related Expenses	45	3.4%	3	0.5%	42
Non-cash stock-based compensation	5	0.4%	2	0.3%	3
Total broadcast expense	$1,325	100.0%	$596	100.0%	$729	122%

Production companies expense	$74		$-		$74

Corporate and administrative:
Corporate expenses	$59	56.7%	$28	68.3%	$31	111%
Transaction Related Expenses	34	32.7%	8	19.5%	26
Non-cash stock-based compensation	11	10.6%	5	12.2%	6
Total corporate and administrative expense	$104	100.0%	$41	100.0%	$63	154%

Taxes.

During 2019 and 2018, we made aggregate federal and state income tax payments (net of refunds) of approximately $23 million and $34 million, respectively. During 2020, we anticipate making income tax payments (net of refunds) within a range of approximately $79 million to $81 million. As of December 31, 2019, we have approximately $438 million of federal operating loss carryforwards, which expire during the years 2023 through 2037. We expect to have federal taxable income in the carryforward periods, therefore we believe that it is more likely than not that these federal operating loss carryforwards will be fully utilized. Additionally, we have an aggregate of approximately $677 million of various state operating loss carryforwards, of which we expect that approximately half will be utilized.

Gray Television, Inc.
Earnings Release for the three-months and year ended December 31, 2019	Page 5 of 21

Detailed table of operating results on As-Reported Basis:

Gray Television, Inc.
Selected Operating Data (Unaudited)
(in millions, except for net income per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,

	2019	2018	2019	2018

Revenue (less agency commissions)
Broadcasting	$554	$328	$2,035	$1,084
Production companies	25	-	87	-
Total revenue (less agency commissions)	579	328	2,122	1,084
Operating expenses before depreciation, amortization and gain on disposal of assets, net:
Broadcast	339	160	1,325	596
Production companies	17	-	74	-
Corporate and administrative	21	11	104	41
Depreciation	20	13	80	54
Amortization of intangible assets	29	5	115	21
Gain on disposal of assets, net	(27)	(11)	(54)	(17)
Operating expenses	399	178	1,644	695
Operating income	180	150	478	389
Other income (expense):
Miscellaneous income, net	-	3	4	6
Interest expense	(54)	(32)	(227)	(107)
Income before income tax	126	121	255	288
Income tax expense	32	33	76	77
Net income	94	88	179	211
Preferred stock dividends	13	-	52	-
Net income attributable to common stockholders	$81	$88	$127	$211

Basic per share information:
Net income attributable to common stockholders	$0.82	$1.01	$1.28	$2.39
Weighted-average shares outstanding	99	88	99	88

Diluted per share information:
Net income attributable to common stockholders	$0.81	$1.00	$1.27	$2.37
Weighted-average shares outstanding	100	89	100	89

Gray Television, Inc.
Earnings Release for the three-months and year ended December 31, 2019	Page 6 of 21

Other Financial Data on an As-Reported Basis:

	December 31, 2019	December 31, 2018
	(in millions)

Cash	$212	$667
Restricted cash	$-	$752
Long-term debt, including current portion, net of deferred financing costs	$3,697	$2,549
Borrowing availability under our senior credit facility	$200	$100

	Year Ended December 31,
	2019	2018
	(in millions)

Net cash provided by operating activities	$385	$323
Net cash used in investing activities	(2,656)	(47)
Net cash provided by financing activities	1,064	681
Net (decrease) increase in cash and restricted cash	$(1,207)	$957

Gray Television, Inc.
Earnings Release for the three-months and year ended December 31, 2019	Page 7 of 21

Selected Operating Data on Combined Historical Basis (1) (unaudited):

	Three Months Ended December 31,
	2019	2018	% Change 2019 to 2018	2017	% Change 2019 to 2017
	(dollars in millions)
Revenue (less agency commissions):
Broadcast	$554	$625	(11)%	$477	16%
Production companies	$25	$22	14%	$25	0%
Total revenue	$579	$647	(11)%	$502	15%

Political	$38	$127	(70)%	$14	171%

Operating expenses (2) (3):
Broadcast	$339	$334	1%	$312	9%
Production companies	$17	$16	6%	$18	(6)%
Corporate and administrative	$21	$31	(32)%	$21	0%

Non-GAAP Cash Flow (2):
Broadcast Cash Flow(3)	$236	$306	(23)%	$181	30%
Broadcast Cash Flow Less Cash Corporate Expenses	$221	$279	(21)%	$163	36%
Operating Cash Flow as Defined in our Senior Credit Agreement	$221	$307	(28)%	$180	23%
Free Cash Flow	$119	$200	(41)%	$70	70%

Transaction related expenses included in operating expenses (4):
Broadcast	$7	$-		$1
Production companies	$-	$-		$-
Corporate and administrative	$1	$8		$-

	Year Ended December 31,
	2019	2018	% Change 2019 to 2018	2017	% Change 2019 to 2017
	(dollars in millions)
Revenue (less agency commissions):
Broadcast	$2,044	$2,110	(3)%	$1,813	13%
Production companies	$87	$86	1%	$85	2%
Total revenue	$2,131	$2,196	(3)%	$1,898	12%

Political	$68	$235	(71)%	$31	119%

Operating expenses (2) (3):
Broadcast	$1,335	$1,248	7%	$1,181	13%
Production companies	$74	$74	0%	$71	4%
Corporate and administrative	$104	$85	22%	$64	63%

Non-GAAP Cash Flow (2):
Broadcast Cash Flow(3)	$779	$894	(13)%	$666	17%
Broadcast Cash Flow Less Cash Corporate Expenses	$687	$822	(16)%	$612	12%
Operating Cash Flow as Defined in our Senior Credit Agreement	$718	$914	(21)%	$690	4%
Free Cash Flow	$358	$534	(33)%	$301	19%

Transaction related expenses included in operating expenses (4):
Broadcast	$45	$3		$3
Production companies	$-	$-		$-
Corporate and administrative	$34	$14		$1

(1)	Excludes depreciation, amortization and (gain) loss on disposal of assets.
(2)	See definition of non-GAAP terms and a reconciliation of the non-GAAP amounts to net income included herein.
(3)

Amounts in 2017 have been reclassified to give effect to the implementation of Accounting Standards Update 2017-07, Compensation – Retirement Benefits (Topic 715) – Improving the Presentation of Net Periodic Pension Cost and Net Postretirement Benefit Cost (“ASU 2017-07”).

(4)

Transaction Related Expenses are incremental expenses incurred specific to acquisitions and divestitures, including but not limited to legal and professional fees, severance and incentive compensation and contract termination fees.

Gray Television, Inc.
Earnings Release for the three-months and year ended December 31, 2019	Page 8 of 21

Results of Operations for the Fourth Quarter of 2019 on the Combined Historical Basis:

	Three Months Ended December 31,
			Amount	Percent
			Increase	Increase
	2019	2018	(Decrease)	(Decrease)
	(dollars in millions)
REVENUE (less agency commissions):
Broadcast:
Local (including internet/digital/mobile)	$243	$244	$(1)	0%
National	67	66	1	2%
Political	38	127	(89)	(70)%
Retransmission consent	195	178	17	10%
Other	11	10	1	10%
Total Broadcast revenue	554	625	(71)	(11)%
Production companies revenue	25	22	3	14%
Total revenue	$579	$647	$(68)	(11)%

OPERATING EXPENSES (before depreciation, amortization and (gain) loss on disposal of assets):
Broadcast:
Station expenses	$223	$243	$(20)	(8)%
Retransmission expense	107	91	16	18%
Transaction Related Expenses	7	-	7
Non-cash stock-based compensation	2	-	2
Total broadcast expense	$339	$334	$5	1%

Production companies expense	$17	$16	$1	6%

Corporate and administrative:
Corporate expenses	$17	$19	$(2)	(11)%
Transaction Related Expenses	-	8	(8)
Non-cash stock-based compensation	4	4	-
Total corporate and administrative expense	$21	$31	$(10)	(32)%

Gray Television, Inc.
Earnings Release for the three-months and year ended December 31, 2019	Page 9 of 21

Results of Operations for the Year Ended December 31, 2019 on the Combined Historical basis:

	Year Ended December 31,
			Amount	Percent
			Increase	Increase
	2019	2018	(Decrease)	(Decrease)
	(dollars in millions)
REVENUE (less agency commissions):
Broadcast:
Local (including internet/digital/mobile)	$903	$913	$(10)	(1)%
National	230	242	(12)	(5)%
Political	68	235	(167)	(71)%
Retransmission consent	799	677	122	18%
Other	44	43	1	2%
Total Broadcast revenue	2,044	2,110	(66)	(3)%
Production companies revenue	87	86	1	1%
Total revenue	$2,131	$2,196	$(65)	(3)%

OPERATING EXPENSES (before depreciation, amortization and (gain) loss on disposal of assets):
Broadcast:
Station expenses	$863	$892	$(29)	(3)%
Retransmission expense	422	351	71	20%
Transaction Related Expenses	45	3	42
Non-cash stock-based compensation	5	2	3
Total broadcast expense	$1,335	$1,248	$87	7%

Production companies expense	$74	$74	$-	0%

Corporate and administrative:
Corporate expenses	$59	$58	$1	2%
Transaction Related Expenses	34	14	20
Non-cash stock-based compensation	11	13	(2)
Total corporate and administrative expense	$104	$85	$19	22%

Gray Television, Inc.
Earnings Release for the three-months and year ended December 31, 2019	Page 10 of 21

Guidance for the Three-Months Ending March 31, 2020:

Based on our current forecasts for the quarter ending March 31, 2020 (the “first quarter of 2020”), we anticipate changes from the quarter ended March 31, 2019 (the “first quarter of 2019”), as outlined below:

	As Reported Basis
Selected operating data:	Three Months Ending March 31,
	Low End Guidance			High End Guidance
	Low	Amount	Percentage	High	Amount	Percentage
	Guidance for	Change From	Change From	Guidance for	Change From	Change From
	the First	First	First	the First	First	First	First
	Quarter of	Quarter of	Quarter of	Quarter of	Quarter of	Quarter of	Quarter of
	2020	2019	2019	2020	2019	2019	2019
	(dollars in millions)
REVENUE (less agency commissions):
Broadcast:
Local (including internet/digital/mobile)	$205	$(6)	(3)%	$209	$(2)	(1)%	$211
National	52	2	4%	54	4	8%	50
Political	35	32	1067%	40	37	1233%	3
Retransmission consent	213	9	4%	215	11	5%	204
Other	15	2	15%	16	3	23%	13
Total Broadcast revenue	520	39	8%	534	53	11%	481
Production companies revenue	20	(17)	(46)%	21	(16)	(43)%	37
Total revenue	$540	$22	4%	$555	$37	7%	$518

OPERATING EXPENSES (before depreciation, amortization and (gain) loss on disposal of assets):
Broadcast:
Station expenses	$221	$4	2%	$224	$7	3%	$217
Retransmission expense	123	19	18%	124	20	19%	104
Transaction Related Expenses	-	(35)		-	(35)		35
Non-cash stock-based compensation	2	2		2	2		-
Total broadcast expense	$346	$(10)	(3)%	$350	$(6)	(2)%	$356

Production companies expense	$20	$(15)	(43)%	$21	$(14)	(40)%	$35

Corporate and administrative:
Corporate expenses	$16	$3	23%	$18	$5	38%	$13
Transaction Related Expenses	-	(32)		-	(32)		32
Non-cash stock-based compensation	2	(1)		2	(1)		3
Total corporate and administrative expense	$18	$(30)	(63)%	$20	$(28)	(58)%	$48

Gray Television, Inc.
Earnings Release for the three-months and year ended December 31, 2019	Page 11 of 21

The Company

We are a television broadcast company headquartered in Atlanta, Georgia, that is the largest owner of top-rated local television stations and digital assets in the United States. Gray currently owns and/or operates television stations and leading digital properties in 93 television markets that collectively reach approximately 24 percent of US television households. Over calendar year 2019, Gray’s stations were ranked first in 68 markets, and first and/or second in 86 markets, as calculated by Comscore’s audience measurement service. We also own video program production, marketing, and digital businesses including Raycom Sports, Tupelo-Raycom, and RTM Studios, the producer of PowerNation programs and content, which we refer to collectively as our “production companies.”

Cautionary Statements for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. These “forward-looking statements” are not statements of historical facts, and may include, among other things, statements regarding our current expectations and beliefs of operating results for the first quarter of 2020 or other periods, future income tax payments, future leverage ratio and other future events. Actual results are subject to a number of risks and uncertainties and may differ materially from the current expectations and beliefs discussed in this press release. All information set forth in this release is as of the date hereof. We do not intend, and undertake no duty, to update this information to reflect future events or circumstances. Information about certain potential factors that could affect our business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements are included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in our Annual Report on Form 10-K for the year ended December 31, 2019, and may be contained in reports subsequently filed with the U.S. Securities and Exchange Commission (the “SEC”) and available at the SEC's website at www.sec.gov.

Conference Call Information

We will host a conference call to discuss our fourth quarter operating results on February 27, 2020. The call will begin at 10:00 a.m. Eastern Time. The live dial-in number is 1-855-493-3489 and the confirmation code is 1219718. The call will be webcast live and available for replay at www.gray.tv. The taped replay of the conference call will be available at 1-855-859-2056, Confirmation Code: 1219718 until March 27, 2020.

Gray Contacts

Web site: www.gray.tv

Hilton H. Howell, Jr., Executive Chairman and Chief Executive Officer, 404-266-5512

Pat LaPlatney, President and Co-Chief Executive Officer, 334-206-1400

Jim Ryan, Executive Vice President and Chief Financial Officer, 404-504-9828

Kevin P. Latek, Executive Vice President, Chief Legal and Development Officer, 404-266-8333

Gray Television, Inc.
Earnings Release for the three-months and year ended December 31, 2019	Page 12 of 21

Effects of Acquisitions and Divestitures on Our Results of Operations and Non-GAAP Terms

From January 1, 2017 through December 31, 2019, we completed several acquisition and divestiture transactions. As more fully described in our Form 10-K to be filed with the Securities and Exchange Commission today and in our prior disclosures, these transactions materially affected our operations. We refer to the 2019 Acquisitions collectively with all other television stations acquired or divested on or subsequent to January 1, 2017 as the “Acquisitions.”

Due to the significant effect that the Acquisitions have had on our results of operations, and in order to provide more meaningful period over period comparisons, we present herein certain financial information on a Combined Historical Basis (or “CHB”). Combined Historical Basis financial information does not include any adjustments for other events attributable to the Acquisitions unless otherwise described. Certain of the Combined Historical Basis financial information has been derived from, and adjusted based on unaudited, unreviewed financial information prepared by other entities, which Gray cannot independently verify. We cannot assure you that such financial information would not be materially different if such information were audited or reviewed and no assurances can be provided as to the accuracy of such information, or that our actual results would not differ materially from the Combined Historical Basis financial information if the Acquisitions had been completed at the stated date. In addition, the presentation of Combined Historical Basis may not comply with accounting principles generally accepted in the United States of America (“GAAP”) or the requirements for proforma financial information under Regulation S-X under the Securities Act.

From time to time, Gray supplements its financial results prepared in accordance with GAAP by disclosing the non-GAAP financial measures Broadcast Cash Flow, Broadcast Cash Flow Less Cash Corporate Expenses, Operating Cash Flow as defined in the Senior Credit Agreement, Free Cash Flow, Adjusted EBITDA and Total Leverage Ratio, Net of All Cash. These non-GAAP amounts are used by us to approximate amounts used to calculate key financial performance covenants contained in our debt agreements and are used with our GAAP data to evaluate our results and liquidity.

We define Broadcast Cash Flow as net income or loss plus loss from early extinguishment of debt, non-cash corporate and administrative expenses, non-cash stock based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Broadcast Transactions Related Expenses and broadcast other adjustments less any gain on disposal of assets, any miscellaneous income, any income tax benefits and payments for program broadcast rights.

We define Broadcast Cash Flow Less Cash Corporate Expenses as net income or loss plus loss from early extinguishment of debt, non-cash stock based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Broadcast Transactions Related Expenses and broadcast other adjustments less any gain on disposal of assets, any miscellaneous income, any income tax benefits and payments for program broadcast rights.

We define Operating Cash Flow as defined in our Senior Credit Agreement as net income or loss plus loss from early extinguishment of debt, non-cash stock based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Broadcast Transactions Related Expenses, broadcast other adjustments, certain pension expenses, Corporate Transaction Related Expenses, synergies and other adjustments less any gain on disposal of assets, any miscellaneous income, any income tax benefits, payments for program broadcast rights, pension income and contributions to pension plans.

Operating Cash Flow as defined in our Senior Credit Agreement is presented on the Combined Historical Basis and gives effect to the revenue and broadcast expenses of the Acquisitions as if they had been acquired or divested, respectively, on January 1, 2017. It also gives effect to certain operating synergies expected from the Acquisitions and related financings and adds back professional fees incurred in completing the Acquisitions. Certain of the financial information related to the Acquisitions has been derived from, and adjusted based on, unaudited, un-reviewed financial information prepared by other entities, which Gray cannot independently verify. We cannot assure you that such financial information would not be materially different if such information were audited or reviewed and no assurances can be provided as to the accuracy of such information, or that our actual results would not differ materially from this financial information if the Acquisitions had been completed on the stated date. In addition, the presentation of Operating Cash Flow as defined in the Senior Credit Agreement and the adjustments to such information, including expected synergies resulting from such transactions, may not comply with GAAP or the requirements for pro forma financial information under Regulation S-X under the Securities Act.

Gray Television, Inc.
Earnings Release for the three-months and year ended December 31, 2019	Page 14 of 21

We define Free Cash Flow as net income or loss plus loss from early extinguishment of debt, non-cash stock based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, any income tax expense, non-cash 401(k) expense, Broadcast Transactions Related Expenses, broadcast other adjustments, certain pension expenses, Corporate Transaction Related Expenses, synergies, other adjustments and amortization of deferred financing costs less any gain on disposal of assets, any miscellaneous income, any income tax benefits, payments for program broadcast rights, pension income, contributions to pension plans, preferred dividends, purchase of property and equipment (net of reimbursements) and income taxes paid (net of any refunds received).

We define Adjusted EBITDA as net income or loss, plus loss from early extinguishment of debt, non-cash stock based compensation, depreciation and amortization of intangible assets, any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Transaction Related Expenses less any gain on disposal of assets, any miscellaneous income and any income tax benefits.

Our Total Leverage Ratio, Net of All Cash is determined by dividing our Adjusted Total Indebtedness, Net of All Cash, by our Operating Cash Flow as defined in our Senior Credit Agreement, divided by two. Our Adjusted Total Indebtedness, Net of All Cash, represents the total outstanding principal of our long-term debt, plus certain other obligations as defined in our Senior Credit Agreement, less all cash (excluding restricted cash). Our Operating Cash Flow, as defined in our Senior Credit Agreement, divided by two, represents our average annual Operating Cash Flow as defined in our Senior Credit Agreement for the preceding eight quarters.

We define Transaction Related Expenses as incremental expenses incurred specific to acquisitions and divestitures, including, but not limited to legal and professional fees, severance and incentive compensation, and contract termination fees. We present certain line-items from our selected operating data, net of Transaction Related Expenses, in order to present a more meaningful comparison between periods of our operating expenses and our results of operations.

These non-GAAP terms are not defined in GAAP and our definitions may differ from, and therefore may not be comparable to, similarly titled measures used by other companies, thereby limiting their usefulness. Such terms are used by management in addition to, and in conjunction with, results presented in accordance with GAAP and should be considered as supplements to, and not as substitutes for, net income and cash flows reported in accordance with GAAP.

Gray Television, Inc.
Earnings Release for the three-months and year ended December 31, 2019	Page 15 of 21

Reconciliation of Non-GAAP Terms on As-Reported Basis, in millions:

	Three Months Ended
	December 31,
	2019	2018	2017

Net income	$94	$88	$166
Adjustments to reconcile from net income to Free Cash Flow:
Depreciation	20	13	13
Amortization of intangible assets	29	5	6
Non-cash stock based compensation	6	2	4
(Gain) loss on disposal of assets, net	(27)	(11)	1
Miscellaneous (income) expense, net (1)	-	(3)	-
Interest expense	54	32	24
Income tax (benefit) expense	32	33	(134)
Amortization of program broadcast rights	9	6	6
Non-cash 401(k) expense	5	4	-
Payments for program broadcast rights	(10)	(6)	(5)
Corporate and administrative expenses before depreciation, amortization of intangible assets and non-cash stock based compensation	17	9	6
Broadcast Cash Flow (1)	229	172	87
Corporate and administrative expenses excluding depreciation, amortization of intangible assets and non-cash stock based compensation	(17)	(9)	(6)
Broadcast Cash Flow Less Cash Corporate Expenses (1)	212	163	81
Contributions to pension plans	-	-	(3)
Interest expense	(54)	(32)	(24)
Amortization of deferred financing costs	2	1	1
Preferred dividends	(13)	-	-
Purchase of property and equipment	(37)	(35)	(13)
Reimbursements of property and equipment purchases	9	8	-
Income taxes paid, net of refunds	(11)	(7)	(1)
Free Cash Flow	$108	$98	$41

(1) Amounts in 2017 have been reclassified to give effect to the implementation of ASU 2017-07.

Gray Television, Inc.
Earnings Release for the three-months and year ended December 31, 2019	Page 16 of 21

Reconciliation of Non-GAAP Terms on As-Reported Basis, in millions:

	Year Ended
	December 31,
	2019	2018	2017

Net income	$179	$211	$262
Adjustments to reconcile from net income to Free Cash Flow:
Depreciation	80	54	52
Amortization of intangible assets	115	21	25
Non-cash stock based compensation	16	7	8
Gain on disposal of assets, net	(54)	(17)	(74)
Miscellaneous (income) expense, net (1)	(4)	(6)	-
Interest expense	227	107	95
Loss from early extinguishment of debt	-	-	3
Income tax (benefit) expense	76	77	(69)
Amortization of program broadcast rights	39	21	21
Non-cash 401(k) expense	5	4	-
Payments for program broadcast rights	(43)	(22)	(21)
Corporate and administrative expenses before depreciation, amortization of intangible assets and non-cash stock based compensation	93	36	27
Broadcast Cash Flow (1)	729	493	329
Corporate and administrative expenses before depreciation, amortization of intangible assets and non-cash stock based compensation	(93)	(36)	(27)
Broadcast Cash Flow Less Cash Corporate Expenses (1)	636	457	302
Contributions to pension plans	(3)	(2)	(3)
Interest expense	(227)	(107)	(95)
Amortization of deferred financing costs	11	5	4
Preferred dividends	(52)	-	-
Purchase of property and equipment	(110)	(70)	(35)
Reimbursements of property and equipment purchases	41	14	-
Income taxes paid, net of refunds	(23)	(34)	(2)
Free Cash Flow	$273	$263	$171

(1) Amounts in 2017 have been reclassified to give effect to the implementation of ASU 2017-07.

Gray Television, Inc.
Earnings Release for the three-months and year ended December 31, 2019	Page 17 of 21

Reconciliation of Non-GAAP Terms on Combined Historical Basis, in millions:

	Three Months Ended
	December 31,
	2019	2018	2017

Net income	$72	$126	$494
Adjustments to reconcile from net income to Free Cash Flow:
Depreciation	21	20	22
Amortization of intangible assets	30	29	28
Non-cash stock based compensation	6	4	6
(Gain) loss on disposal of assets, net	(6)	(3)	1
Miscellaneous (income) loss, net	1	2	2
Interest expense	54	54	54
Loss from early extinguishment of debt	-	-	2
Income tax (benefit) expense	32	35	(452)
Amortization of program broadcast rights	10	12	11
Common stock contributed to 401(k) plan excluding corporate 401(k) contributions	4	4	-
Payments for program broadcast rights	(11)	(12)	(11)
Corporate and administrative expenses before depreciation, amortization of intangible assets and non-cash stock-based compensation	15	27	18
Broadcast Transaction Related Expenses	7	-	1
Broadcast other adjustments	1	8	5
Broadcast Cash Flow (1)	236	306	181
Corporate and administrative expenses before depreciation, amortization of intangible assets and non-cash stock-based compensation	(15)	(27)	(18)
Broadcast Cash Flow Less Cash Corporate Expenses (1)	221	279	163
Contributions to pension plans	-	-	(3)
Corporate Transaction Related Expenses	-	8	-
Synergies and other adjustments	-	20	20
Operating Cash Flow as Defined in Senior Credit Facility (1)	221	307	180
Interest expense	(54)	(54)	(54)
Amortization of deferred financing costs	4	3	3
Preferred dividends	(13)	(13)	(13)
Purchase of property and equipment	(37)	(43)	(23)
Reimbursement of purchases of property and equipment	9	8	-
Income taxes paid, net of refunds	(11)	(8)	(23)
Free Cash Flow	$119	$200	$70

(1) Amounts in 2017 have been reclassified to give effect to the implementation of ASU 2017-07.

Gray Television, Inc.
Earnings Release for the three-months and year ended December 31, 2019	Page 18 of 21

Reconciliation of Non-GAAP Terms on Combined Historical Basis, in millions:

	Year Ended
	December 31,
	2019	2018	2017

Net income	$157	$288	$648
Adjustments to reconcile from net income to Free Cash Flow:
Depreciation	81	86	86
Amortization of intangible assets	115	117	124
Non-cash stock-based compensation	16	15	14
Gain on disposal of assets, net	(35)	(7)	(155)
Miscellaneous (income) expense, net	(3)	4	1
Interest expense	227	227	227
Loss from early extinguishment of debt	-	-	5
Income tax (benefit) expense	76	74	(354)
Amortization of program broadcast rights	40	42	41
Common stock contributed to 401(k) plan excluding corporate 401(k) contributions	4	4	-
Payments for program broadcast rights	(44)	(42)	(41)
Corporate and administrative expenses excluding depreciation, amortization of intangible assets and non-cash stock-based compensation	92	72	54
Broadcast Transaction Related Expenses	45	3	3
Broadcast other adjustments	8	11	13
Broadcast Cash Flow (1)	779	894	666
Corporate and administrative expenses excluding depreciation, amortization of intangible assets and non-cash stock-based compensation	(92)	(72)	(54)
Broadcast Cash Flow Less Cash Corporate Expenses (1)	687	822	612
Contributions to pension plans	(3)	(2)	(3)
Corporate Transaction Related Expenses	34	14	1
Synergies and other adjustments	-	80	80
Operating Cash Flow as Defined in Senior Credit Facility (1)	718	914	690
Interest expense	(227)	(227)	(227)
Amortization of deferred financing costs	12	12	12
Amortization of net original issue discount (premium) on senior notes	(1)	(1)	(1)
Preferred dividends	(52)	(52)	(52)
Purchase of property and equipment	(110)	(88)	(57)
Reimbursement of purchases of property and equipment	41	14	-
Income taxes paid, net of refunds	(23)	(38)	(64)
Free Cash Flow	$358	$534	$301

(1) Amounts in 2017 have been reclassified to give effect to the implementation of ASU 2017-07.

Gray Television, Inc.
Earnings Release for the three-months and year ended December 31, 2019	Page 19 of 21

Reconciliation of Net Income on As-Reported Basis to Adjusted EBITDA and the Effect of Transaction Related Expenses and Certain Non-cash Expenses, in millions except for per share information:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018

Net income	$94	$88	$179	$211
Adjustments to reconcile from net income to Adjusted EBITDA:
Depreciation	20	13	80	54
Amortization of intangible assets	29	5	115	21
Non-cash stock-based compensation	6	2	16	7
(Gain) loss on disposals of assets, net	(27)	(11)	(54)	(17)
Miscellaneous income, net	-	(3)	(4)	(6)
Interest expense	54	32	227	107
Income tax expense	32	33	76	77
Total	208	159	635	454
Add: Transaction Related Expenses	7	2	79	11
Adjusted EBITDA	$215	$161	$714	$465

Net income attributable to common stockholders	$81	$88	$127	$211
Add: Transaction Related Expenses and non-cash stock-based compensation	13	4	95	18
Less: Income tax expense related to Transaction Related
Expenses and non-cash stock-based compensation	(3)	(1)	(24)	(5)
Net income attributable to common stockholders - excluding
Transaction Related Expenses and non-cash stock-based compensation	$91	$91	$198	$224

Net income attributable to common stockholders per common share, diluted - excluding Transaction Related Expenses and non-cash stock-based compensation	$0.91	$1.02	$1.98	$2.52

Diluted weighted-average shares outstanding	100	89	100	89

Gray Television, Inc.
Earnings Release for the three-months and year ended December 31, 2019	Page 20 of 21

Reconciliation of Total Leverage Ratio, Net of All Cash, in millions except for ratio:

Eight Quarters Ended
December 31, 2019

Net income	$390
Adjustments to reconcile from net income to operating cash flow as defined in our Senior Credit Agreement:
Depreciation	134
Amortization of intangible assets	136
Non-cash stock-based compensation	22
(Gain) loss on disposals of assets, net	(72)
Interest expense	334
Income tax expense	153
Amortization of program broadcast rights	61
Common stock contributed to 401(k) plan	9
Payments for program broadcast rights	(65)
Pension expense	(1)
Contributions to pension plans	(6)
Adjustments for stations acquired or divested, financings and expected synergies during the eight quarter period	447
Transaction Related Expenses	91
Operating Cash Flow as defined in our Senior Credit Agreement	$1,633
Operating Cash Flow as defined in our Senior Credit Agreement, divided by two	$816

December 31, 2019
Adjusted Total Indebtedness:
Total outstanding principal, including current portion	$3,760
Cash (unrestricted)	(212)
Adjusted Total Indebtedness, Net of All Cash	$3,548

Total Leverage Ratio, Net of All Cash	4.35

Gray Television, Inc.
Earnings Release for the three-months and year ended December 31, 2019	Page 21 of 21